EXHIBIT 99.1

Allied Waste Announces Closing of Common Stock, Mandatory Convertible Preferred Stock and
Senior Notes Offerings
Successful Consent Solicitation of 7 5/8% Notes and 10% Notes

SCOTTSDALE, Ariz., March 9, 2005 /PRNewswire-FirstCall via COMTEX/ — Allied Waste Industries, Inc. (NYSE: AW) today announced that it has successfully completed its public offering of common stock and mandatory convertible preferred stock and that its wholly-owned subsidiary, Allied Waste North America, Inc. (“Allied NA”), has successfully completed its private offering of senior notes. These capital market transactions raised net proceeds of $1.27 billion. Allied Waste intends to use the proceeds from the sale of its common stock and mandatory convertible preferred stock to repay certain higher coupon debt and near term maturities and the proceeds from the sale of the senior notes to redeem $600 million of Allied NA’s 7 5/8% senior notes due January 2006 pursuant to Allied NA’s previously announced tender offer. These capital market transactions are components of Allied Waste’s multifaceted financing plan announced on February 22, 2005.

Allied Waste sold 12.75 million shares of its common stock at $7.90 per share and 2.4 million shares of its three-year mandatory convertible preferred stock at $250.00 per share. The mandatory convertible preferred stock has a dividend yield of 6.25 percent and a conversion premium of 25 percent over the stock price of $7.90 per share. Allied Waste granted the underwriters a 15 percent over-allotment option in each of the common stock and mandatory convertible preferred stock offerings. Allied NA sold $600 million of its 7 1/4% senior notes due 2015.

Allied Waste has also commenced the refinancing of its existing credit facility, which is expected to close and fund within the next 30 days. The $3.35 billion credit facility consists of a five-year, $1.55 billion revolving credit facility, a seven-year, $1.35 billion term loan facility and a $450 million institutional letter of credit facility. The revolving credit facility has been fully committed. Amounts and terms provided are only indicative and may change.

“By eliminating significant debt maturities over the next few years, these successful equity and debt transactions allow us to focus on the execution of our operating strategy, including continued reinvestment in our business,” said Pete Hathaway, Executive Vice President and Chief Financial Officer of Allied Waste. “We are pleased that we were able to upsize the $500 million mandatory convertible preferred stock offering by 20% to $600 million.”

Allied NA, in connection with its cash tender offer and concurrent consent solicitation for its 7 5/8% Senior Notes due 2006 (the “7 5/8% Notes”) and 10% Senior Subordinated Notes due 2009 (the “10% Notes” and, together with the 7 5/8% Notes, the “Notes”), has received valid tenders and a sufficient number of consents to adopt the proposed amendments to the indenture governing the 7 5/8% Notes and the indenture governing the 10% Notes. A total of $551 million, or 91.8% of the aggregate principal amount of the 7 5/8% Notes, and a total of $143 million, or 73.5% of the aggregate principal amount of the 10% Notes, were validly tendered prior to 5:00 p.m., Eastern Standard Time, on March 7, 2005 (the “Consent Date”). The tender offer and consent solicitation are scheduled to expire at 9:00 a.m., Eastern Standard Time, on March 22, 2005 (the “Expiration Date”).

Payments for Notes validly tendered before the Consent Date are expected to be made on March 9, 2005 for the 7 5/8% Notes and promptly after the Expiration Date for the 10% Notes. Allied NA intends to redeem any Notes that remain outstanding after the consummation of the tender offer.

Holders of the Notes can obtain copies of the offer to purchase and consent solicitation statement and related materials from D.F. King & Co., Inc., the Information Agent, at 888-628-9011 or 212-269-5550. Questions regarding the offer and solicitation can be addressed to the Dealer Manager, UBS Securities LLC at 888-722-9555 x4210 and 203-719-4210.

None of the representatives or employees of Allied Waste, the Dealer Manager or the Information Agent makes any recommendations as to whether or not holders should tender their Notes pursuant to the tender offer and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender Notes and, if so, as to the principal amount of such Notes to tender.

The tender offer and consent solicitation is being made solely by the offer to purchase and consent solicitation statement, dated February 22, 2005. This press release does not constitute a notice of redemption under the optional redemption provisions of the indentures governing the Notes.

The common stock and mandatory convertible preferred stock were issued under Allied Waste’s existing shelf registration statement. Citigroup Global Markets Inc., UBS Securities LLC and Banc of America Securities LLC acted as joint book-running managers for the common stock offering. Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. acted as joint book-running managers for the mandatory convertible preferred stock offering. A copy of the prospectus supplement, together with the accompanying prospectus, relating to the common stock offering may be obtained from Citigroup Global Markets Inc., UBS Securities LLC and Banc of America Securities LLC at the addresses below. A copy of the prospectus supplement, together with the accompanying prospectus, relating to the mandatory convertible preferred stock offering may be obtained from Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. at the addresses below.

A shelf registration statement relating to the shares of common stock and the shares of mandatory convertible preferred stock has previously been filed with, and has been declared effective by, the Securities and Exchange Commission. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The senior notes sold by Allied NA have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The senior notes have been sold only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2004, Allied Waste served customers through a network of 314 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states.

Citigroup Global Markets Inc.
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York 11220

UBS Securities LLC
Attn. — Prospectus Department
299 Park Avenue
New York, NY 10171

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

J.P. Morgan Securities Inc.
Prospectus Department
One Chase Manhattan Plaza

New York, New York 10081

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “outlook,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, the refinancing of Allied Waste’s existing credit facility, the redemption of the remaining Notes and the execution of Allied Waste’s operating strategy.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for our services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in our cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) risks associated with undisclosed liabilities of acquired businesses; (19) we may not realize the net benefits of best practice programs; (20) potential errors in accounting estimates and judgments; (21) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; and (22) the outcome of legal proceedings.

Other factors which could materially affect such forward-looking statements can be found in Allied Waste’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied Waste’s Annual Report on Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and Allied Waste undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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